Exhibit 10.1

TERMINATION OF AGREEMENT AND PLAN OF MERGER

This TERMINATION AGREEMENT (this “Agreement”) is made this 30th day of March, 2006 by and among CFCI HOLDINGS, INC., a Virginia corporation (“Parent”), HOLO ACQUISITION CORP., a Delaware corporation (“Merger Sub”) and CFC INTERNATIONAL, INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, the Merger Sub and the Company are parties to the Agreement and Plan of Merger dated as of January 9, 2006 (the “Merger Agreement”); and

WHEREAS, Parent has informed the Company that the financing condition to its obligation to complete the Merger will not be satisfied;

WHEREAS, the Parties have determined to terminate the Merger Agreement;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Termination. The Merger Agreement is hereby terminated pursuant to Section 8.01(a) and shall have no further force and effect.

2. Mutual Releases.

(a) In consideration of the undertakings set forth herein, Parent and Merger Sub finally and forever release and discharge the Company (and its officers, directors, shareholders, agents and representatives) from and against any and all legal and equitable claims, demands, actions, suits, damages and expenses of any and every nature whatsoever arising in any way from the Merger Agreement and the transactions contemplated thereby.

(b) In consideration of the undertakings set forth herein, the Company finally and forever releases and discharges Parent and Merger Sub (and their respective officers, directors, shareholders, agents and representatives) from and against any and all legal and equitable claims, demands, actions, suits, damages and expenses of any and every nature whatsoever arising in any way from the Merger Agreement and the transactions contemplated thereby.

3. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

2. Counterparts. This Agreement may be executed in one or more counterparts (including by telecopy), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

3. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CFCI HOLDINGS, INC.

By:	/s/ Stephen M. Burns
Stephen M. Burns
President

HOLO ACQUISITION CORP.

By:	/s/ Stephen M. Burns
Stephen M. Burns
President

CFC INTERNATIONAL INC.

By:	/s/ Roger F. Hruby
Roger F. Hruby
Chairman